SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 27, 2000



                         GRANITE BAY TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          California                     0-27002                93-1011046
(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation or organiztion                                Identification No.)




                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 315-2020
          (Address and telephone number of principal executive offices)









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Item 5.  Other Events

        On September 28, 2000, at the Annual Meeting of Shareholders, the shareholders approved the reincorporation of Morrow Snowboards, Inc., an Oregon corporation in California through a merger with its wholly-owned California corporation named "Granite Bay Technologies, Inc."

        The record date for the Annual Meeting was August 28, 2000. On the record date, there were 18,032,910 shares of Common Stock issued and outstanding. No shares of Preferred Stock were outstanding. All outstanding shares were entitled to vote on the reincorporation. The reincorporation was approved by fifty-nine and nine-tenths percent (59.9%). Of the outstanding shares, 10,810,189 shares voted for the reincorporation, 31,965 voted against, 42,792 abstained and 3,524,314 withheld their votes.

        On October 10, 2000, the Articles of Merger were accepted by the Oregon Secretary of State and on October 27, 2000, the Agreement and Plan of Merger was accepted by the California Secretary of State, at which time the reincorporation was consummated.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

        (a)    Financial Statements

               (1) No financial statements are required.

        (b)    Pro Forma Financial Information

               (1) No pro forma financial information is required.

        (c)    Exhibits

Exhibit No. Exhibit Description

    3(i) Articles of Incorporation of Granite Bay Technologies, Inc.
         dated August 2, 2000.

    4 Agreement and Plan of Merger Merging Morrow Snowboards, Inc. into Granite Bay Technologies, Inc. dated September 28, 2000.





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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 3, 2000           GRANITE BAY TECHNOLOGIES, INC.,
                                  a California Corporation


                                  /s/P. Blair Mullin
                                  P. Blair Mullin,
                                  President and Chief Operating Officer
                                  (Principal Executive Officer and
                                  Principal Financial and Principal
                                  Accounting Officer)